UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2004

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2960 (Commission File Number)	72-1123385 (IRS Employer Identification No.)

3850 North Causeway, Suite 1770 Metairie, Louisiana (Address of principal executive offices)	70002 (Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2003, a Newpark subsidiary had filed suit against The Loma Company, LLC, the manufacturer of the composite mats rented and sold by the company, over a pricing dispute related to the products manufactured. A trial on the merits was held in November 2003 and filing of post-trial briefs was completed March 15, 2004.

     On May 13, 2004, the court ruled in Newpark’s favor. Newpark was awarded a judgment in the full amount of its complaint, and in addition, the court denied an attempt by OLS Consulting Services, Inc., which intervened in the action, to set aside the Exclusive License Agreement, under which Newpark has the sole right to the use and sale of the products manufactured by the defendant. From financial data available to the Company, it does not appear that the defendant has adequate liquidity from which to satisfy the judgment. Newpark has not yet decided on a course of action to satisfy its claim against the defendant.

Financial Statements and Exhibits.

(c)	Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: May 14, 2004	By:	/s/ Matthew W. Hardey
Matthew W. Hardey, Vice President of
Finance and Chief Financial Officer